Exhibit 5.1

675 Fifteenth Street, Suite 2300, Denver, Colorado 80202
Telephone: 303.297.2900 shermanhoward.com
December 13, 2022
Ascent Industries Co.
1400 16th Street, Suite 270
Oak Brook, Illinois 60523
Re:    Ascent Industries Co. Form S-3 Registration Statement
Ladies and Gentlemen:
Reference is made to the registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on or about December 13, 2022 (the “Registration Statement”) by Ascent Industries Co., a Delaware corporation formerly known as Synalloy Corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”). The prospectus (the “Prospectus”) that forms part of the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, covers the offering and issuance from time to time by the Company of up to $100 million aggregate offering price of the following:
•shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”);
•shares of preferred stock of the Company (the “Preferred Stock”);
•senior debt securities, in one or more series (the “Senior Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Senior Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.3 to the Registration Statement (the “Senior Indenture”);
•subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Subordinated Debt Securities thereunder, by and between the Trustee and the Company, in the form filed as Exhibit 4.5 to the Registration Statement (the “Subordinated Indenture”);
•purchase contracts to purchase Common Stock, Preferred Stock or Debt Securities (the“Purchase Contracts”);
•warrants to purchase Common Stock, Preferred Stock or Debt Securities (the“Warrants”);rights to purchase shares of Common Stock or Preferred Stock (the “Rights”); or
•units comprised of any combination of Preferred Stock, Common Stock, Debt Securities, Warrants, Rights and Purchase Contracts (the “Units”).
The Common Stock, the Preferred Stock, the Debt Securities, the Purchase Contracts, the Warrants, the Rights and the Units are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the

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December 13, 2022

Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In connection with this opinion, we have examined the following documents:
(a)    the Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company;
(b)    the Bylaws of the Company, as amended, certified as of a recent date by an officer of the Company;
(c)    the form of Senior Indenture filed as an exhibit to the Registration Statement;
(d)    the form of Subordinated Indenture filed as an exhibit to the Registration Statement; and
(e)    resolutions adopted by the Board of Directors or a duly authorized committee thereof (the “Board”) of the Company relating to the Registration Statement, certified as of a recent date by an officer of the Company.
In connection with this opinion, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to facts material to our opinions, we have relied, without independent verification, upon certificates, documents, statements and other information of the Company or representatives or officers thereof.
With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance, sale and delivery, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock, and with respect to shares of Common Stock issuable upon the conversion of Preferred Stock or Debt Securities or the exercise of Warrants, Purchase Contracts or Rights, the consideration for the issuance and sale of such Preferred Stock or Debt Securities convertible into or exercisable for Common Stock, is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance, sale and delivery, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock, and with respect to shares of Preferred Stock issuable upon the conversion of Debt Securities or the exercise of Warrants, Purchase Contracts or Rights, the consideration for the issuance and sale of such Debt Securities convertible into or exercisable for Preferred Stock, is in an amount that is not less than the par value of the Preferred Stock.
With respect to our opinions as to the Debt Securities, we have assumed that the Debt Securities will be issued pursuant to a Senior Indenture or Subordinated Indenture, as applicable, substantially in the form filed as an exhibit to the Registration Statement.
On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Senior Indenture, the Subordinated Indenture and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):
1. With respect to the Common Stock offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Common Stock: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Act and no stop order has been issued by the Commission relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and

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December 13, 2022

regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board has duly adopted in accordance with the Certificate of Incorporation and Bylaws (as such terms are defined below) and the DGCL (as defined below) final resolutions authorizing the terms of and the issuance and sale of the Common Stock as contemplated by the
Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the shares of Common Stock and the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Certificate of Incorporation (the
“Certificate of Incorporation”), and Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the
Company; (iv) all conditions for delivery of the Common Stock established by the authorization of the Company’s Board described in clause (ii) above have been met; (v) the certificates, if any, for the Common Stock have been duly executed by the Company and countersigned by the transfer agent therefor; and (vi) the shares of Common Stock (including any certificates therefor) have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting or similar agreement, if any; then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities or upon exercise of any Rights, Purchase Contracts or Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and non-assessable.
2. With respect to the Preferred Stock offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Preferred Stock (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Act and no stop order has been issued by the Commission relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board has duly adopted in accordance with the Certificate of Incorporation, the Bylaws and the DGCL final resolutions authorizing the terms of and the issuance and sale of the Preferred Stock as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the shares of Preferred Stock and the issuance and sale of the
Preferred Stock do not violate any applicable law, are in conformity with the Certificate of
Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Preferred Stock has been issued as provided in the resolutions of the Board described in clause (ii) above; (v) the certificates, if any, for the Preferred Stock have been duly executed by the Company and countersigned by the transfer agent therefor, and (vi) the shares of Preferred Stock (including any certificates therefor) have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting or similar agreement, if any, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities or upon exercise of any Rights, Purchase Contracts or Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.
3. With respect to any series of the Debt Securities issued under the Senior Indenture or the Subordinated Indenture, as applicable, and offered under the Registration Statement, provided that at the time of issuance, sale and delivery of each series of the Debt Securities (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Act and no stop order has been issued by the Commission relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board has duly adopted in accordance with the Certificate of Incorporation, the

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December 13, 2022

Bylaws and the DGCL final resolutions authorizing the execution, delivery and performance of the Senior Indenture or the Subordinated Indenture, as applicable, and the terms of and the issuance and sale of the Debt Securities and such resolutions have not been modified or rescinded; (iii) the Senior Indenture or the Subordinated Indenture, as applicable, has been duly authorized by the applicable Trustee by all necessary corporate action in accordance with its charter, bylaws and other governing documents and applicable law and such corporate action has not been modified or rescinded; (iv) the Senior Indenture or the Subordinated Indenture, as applicable, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee, and has not been modified and such Senior Indenture, or Subordinated Indenture, as applicable, constitutes the legal, valid and binding obligation of the parties thereto (other than the Company); (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture or the Subordinated Indenture, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company so as to be in conformity with the Certificate of Incorporation and Bylaws and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) the Senior Indenture and the Subordinated Indenture, relating to such Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended; and (vii) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Senior Indenture or the Subordinated Indenture, as applicable, and as provided in the resolutions of the Board described in clause (ii)
above and delivered against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of the applicable purchase, underwriting or similar agreement, then the Debt Securities, when issued and sold in accordance with the Senior Indenture or the Subordinated Indenture, as applicable, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Rights, Purchase Contracts or Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject in each case to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers or conveyances) and general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies), regardless of whether enforceability is considered in a proceeding in equity or at law.
4. With respect to the Purchase Contracts, Rights, Warrants or Units offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Purchase Contracts, the Rights, Warrants or Units (i) the Registration Statement and any required post- effective amendment thereto have all become effective under the Act and no stop order has been issued by the Commission relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board has duly adopted in accordance with the Certificate of Incorporation and Bylaws and the DGCL final resolutions authorizing the terms of and the issuance and sale of the Purchase Contracts, Rights, Warrants or Units, as applicable, as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the Purchase Contracts, Rights, Warrants or Units, as applicable, do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Purchase Contracts, Rights, Warrants or Units, as applicable, are duly executed by the Company and countersigned by the purchase contract agent, warrant agent, rights agent or units agent, as applicable, all conditions for delivery of the Purchase Contracts, Rights, Warrants or Units, as applicable, established by the authorization of the Company’s Board described in clause (ii) above have been met and the Purchase Contracts, Rights, Warrants or Units, as applicable, are delivered by the Company against payment therefor, as described in the Registration Statement and a Prospectus Supplement that is consistent with such authorization and in accordance with the applicable underwriting or other agreement; and (v) the conditions in the applicable purchase contract agreement, warrant agreement, subscription

Ascent Industries Co.
December 13, 2022

rights agreement or units agreement, as applicable, have been satisfied; the Purchase Contracts, Rights, Warrants or Units, as applicable, will be binding obligations of the Company.
To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion letter that the other party under the warrant agreement for any of the Warrants, the purchase contract agreement for any of the Purchase Contracts, the subscription rights agreement for any of the Rights or the purchase agreement for any of the Units, namely, the warrant agent, the purchase contact agent, the rights agent or the units agent, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such warrant agreement, purchase contract agreement, subscription rights agreement or unit purchase agreement, as applicable; that such warrant agreement, purchase contract agreement, subscription rights agreement or unit purchase agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such warrant agreement, purchase contract agreement, subscription rights agreement or unit purchase agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such warrant agreement, purchase contract agreement, subscription rights agreement or unit purchase agreement, as applicable.
The opinions expressed herein are limited to the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the “DGCL”) and, as to the Debt Securities, constituting valid and legally binding obligations of the Company, the laws of the State of New York.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.
The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transaction.

Sincerely,

/s/ Sherman & Howard L.L.C